PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FOURTH QUARTER 2016 RESULTS
Atlanta, GA - January 27, 2017 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended December 31, 2016.
Fourth Quarter Highlights

•	Reported net income of $2.1 million, or $0.08 per diluted share; operating net income of $2.2 million, or $0.09 per diluted share.

•	Exited the TriNet lending line of business and sold $35.7 million in TriNet loans during the fourth quarter.

•	Announced the sale of the Cleveland, Tennessee branch and transferred $30.9 million from loans held for investment to loans held for sale.

•	Increased total deposits $48.7 million, or 8.9% annualized, to $2.24 billion from September 30, 2016.

•	Increased noninterest income $428,000 compared to the third quarter of 2016, to $4.4 million.

•	Reported nonperforming assets to total assets of 0.13%, as of December 31, 2016.

•	Reported annualized net charge-offs to average loans of 0.03% for the fourth quarter of 2016 and 0.14% for the fiscal year.

2016 Highlights

•	Sold seven branches and closed two additional branches, reducing the number of branches to 17 as of December 31, 2016.

•	Completed the systems conversion of First Security Group.

•	Announced the hiring of leadership team in Charlotte and intention to open an office in early 2017.

•	Grew the SBA line of business revenue by 25%, totaling $3.6 million in 2016.

•	Increased loans held for investment $190.7 million, or 10.6%, from December 31, 2015.

•	Increased total deposits (excluding deposits assumed in branch sale) $157.2 million, or 7.7%, from December 31, 2015.

“Atlantic Capital completed a year of integration and repositioning in 2016. The economic environment is now more favorable than at any time since our inception, and the fundamental trends in our business are improving.  With sharp focus on improved execution, we should produce meaningfully better results in 2017,” explained Douglas Williams, Chief Executive Officer.
Results of Operations
For the fourth quarter of 2016, Atlantic Capital recorded net income of $2.1 million, or $0.08 per diluted share, compared to net income of $3.7 million, or $0.15 per diluted share, in the third quarter of 2016. Operating net income totaled $2.2 million, or $0.09 per diluted share, for the fourth quarter of 2016, compared to $4.1 million, or $0.16 per diluted share, in the third quarter of 2016. Operating net income excludes merger related expenses, divestiture expenses, net gain on sale of branches, and provision for acquired non-PCI FSGBank (‘FSG”) loans.

Taxable equivalent net interest income was unchanged at $19.5 million in the fourth quarter of 2016 compared to the third quarter of 2016. Net accretion income on acquired loans totaled $571,000 and premium amortization on acquired time deposits totaled $142,000 in the fourth quarter of 2016 compared to $576,000 and $170,000 respectively, in the third quarter of 2016.
Taxable equivalent net interest margin was 3.11% in the fourth quarter of 2016 compared to 3.12% in the third quarter of 2016. The accretion of acquired loan discount and amortization of time deposit premium contributed 12 basis points to the net interest margin in the third and fourth quarters of 2016. Loan yields decreased 9 basis points to 3.98% for the fourth quarter with loan fees accounting for 6 basis points of the decrease in yield. The decrease in loan fees was offset by a 24 basis point increase in the yield on investment securities. The yield on interest earning assets remained unchanged at 3.59%.
The provision for loan losses was $2.2 million in the fourth quarter of 2016 compared to $463,000 in the third quarter of 2016. This increase was primarily related to the downgrade of a $4.3 million loan to substandard and a $2.0 million specific reserve related to this downgrade.
Noninterest income totaled $4.4 million in the fourth quarter of 2016, an increase of $428,000 compared to the third quarter of 2016. The fourth quarter included $357,000 in gains from the sale of $35.7 million in TriNet loans compared to no similar gains in the third quarter. Atlantic Capital does not anticipate any additional TriNet loan production or new loan sales in 2017. The SBA division contributed $599,000 in income during the fourth quarter of 2016 compared to $959,000 in the third quarter of 2016, due to fewer sales of SBA loans.
Noninterest expense totaled $18.0 million in the fourth quarter of 2016, an increase of $715,000 compared to $17.3 million in the third quarter of 2016. Merger related expenses decreased $375,000 and totaled $204,000 in the fourth quarter of 2016. Operating noninterest expense, which excludes merger related expenses, increased by $1.1 million to $17.8 million. Salaries and benefits increased $446,000 due mainly to an increase in the long-term incentive accrual due to the increase in the share price for Atlantic Capital’s common stock. Professional fees increased $526,000 in the third quarter as a result of higher legal and consulting fees. The fourth quarter also included an expense of $600,000 from impairment on other real estate owned of two closed bank branches.
On December 9, 2016, Atlantic Capital announced the sale of the branch located in Cleveland, Tennessee. This transaction includes the sale of approximately $32 million in deposits, approximately $31 million in loans and approximately $3 million in other assets. Subject to customary closing conditions, including the receipt of all necessary regulatory approvals, the transaction is expected to close during the second quarter of 2017.
Total loans were $2.02 billion at December 31, 2016, a decrease of $38.2 million from September 30, 2016. The fourth quarter included the sale of $35.7 million in TriNet loans from loans held for sale. Loans held for investment were $1.98 billion at December 31, 2016, a decrease of $26.8 million from September 30, 2016. Mortgage warehouse loans decreased $23.7 million in the fourth quarter to $147.5 million from lower mortgage activity due to higher interest rates. The fourth quarter also included the transfer of $30.9 million from loans held for investment to loans held for sale as a result of the announced branch sale.
At December 31, 2016, the allowance for loan losses was $20.6 million, or 1.04% of loans held for investment, compared to $18.5 million, or 0.92% of loans held for investment as of September 30, 2016. The increase in the allowance was primarily related to the aforementioned specific reserve related the downgrade of a credit.
Annualized net charge-offs in the fourth quarter of 2016 totaled 0.03% of average loans and 0.14% for 2016. Annualized net charge-offs to average loans totaled 0.06% for the third quarter of 2016. Nonperforming assets totaled $3.5 million, or 0.13% of total assets, as of December 31, 2016, compared to $2.5 million, or 0.09% of total assets, as of September 30, 2016.
Total deposits as of December 31, 2016 were $2.24 billion, an increase of $48.7 million from September 30, 2016. Noninterest bearing deposits increased $85.7 million to $643.5 million as of December 31, 2016. During the fourth quarter of 2016, the average balance for noninterest bearing deposits was 28.2% of average total deposits. Deposits associated with our payments business were $347.8 million at December 31, 2016, an increase of $135.8 million in the fourth quarter, due to seasonal volatility.

Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, January 27, 2017, to discuss the financial results for the quarter ended December 31, 2016. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating non-interest income; (iv) operating provision for loan losses; (v) taxable equivalent interest income; (vi) taxable equivalent net interest margin; (vii) efficiency ratio; (viii) operating return on average assets; (ix) operating return on average equity; (x) tangible common equity and (xi) deposits excluding deposits to be assumed in branch sales, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, net gains on branch sales, provision for loan losses for the acquired FSG portfolio, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense as well as costs related to the sale of branches. The efficiency ratio excludes merger and conversion costs. Operating provision for loan losses excludes the provision related to loans acquired from FSG. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to Non-GAAP financial measures presented by other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc., with assets of $2.7 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia with corporate offices in Chattanooga and Knoxville, Tennessee. Atlantic Capital Bank (the “Bank”) operates under the “Atlantic Capital” brand in Atlanta and “FSGBank” brand in east Tennessee and northwest Georgia. The Bank provides lending, treasury management and capital markets services to small and mid-sized businesses and mortgage, trust and other banking services to private and individual clients.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2016				2015	For the year ended December 31,
(in thousands, except share and per share data; taxable equivalent)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2016	2015
INCOME SUMMARY
Interest income (1)	$22,530	$22,428	$22,190	$21,553	$18,270	$88,701	$49,030
Interest expense	3,029	2,941	2,907	2,632	2,292	11,509	4,923
Net interest income	19,501	19,487	19,283	18,921	15,978	77,192	44,107
Operating provision for loan losses (2)	2,208	463	777	368	859	3,816	1,271
Net interest income after provision for loan losses	17,293	19,024	18,506	18,553	15,119	73,376	42,836
Operating noninterest income	4,430	4,002	4,995	4,420	3,460	17,847	9,399
Operating noninterest expense (3)	17,807	16,717	17,428	17,517	16,067	69,469	36,779
Operating income before income taxes	3,916	6,309	6,073	5,456	2,512	21,754	15,456
Operating income tax expense	1,711	2,245	2,381	2,065	2,117	8,402	6,997
Operating net income (2)(3)	2,205	4,064	3,692	3,391	395	13,352	8,459
Provision for acquired non PCI FSG loans	—	—	—	—	4,153	—	4,153
Merger related expenses, net of income tax	126	356	743	460	4,403	1,685	5,625
Net gain on sale of branches, net of income tax	—	—	2,198	—	—	2,198	—
Net income (loss) - GAAP	$2,079	$3,708	$5,147	$2,931	$(8,161)	$13,865	$(1,319)

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.08	$0.15	$0.20	$0.12	$(0.40)	$0.55	$(0.09)
Diluted earnings per share - operating (2)(3)	0.09	0.16	0.15	0.14	0.02	0.53	0.54
Book value per share	12.12	12.36	12.29	11.99	11.79	12.12	11.79
Tangible book value per share (4)	10.94	11.16	11.01	10.61	10.35	10.94	10.35

PERFORMANCE MEASURES
Return on average equity - GAAP	2.69%	4.84%	6.88%	4.02%	(13.22)%	4.60%	(0.77)%
Return on average equity - operating (2)(3)	2.86	5.30	4.94	4.65	0.64	4.43	4.96
Return on average assets - GAAP	0.31	0.55	0.76	0.45	(1.45)	0.51	(0.08)
Return on average assets operating (2)(3)	0.32	0.60	0.54	0.52	0.07	0.49	0.53
Taxable equivalent net interest margin	3.11	3.12	3.12	3.26	3.13	3.12	2.99
Efficiency ratio	75.11	71.57	72.00	75.22	82.79	73.47	68.82

CAPITAL
Average equity to average assets	11.33%	11.28%	11.01%	11.13%	10.98%	11.13%	10.79%
Tangible common equity to tangible assets	10.18	10.19	9.81	9.69	9.71	10.18	9.71
Tier 1 capital ratio	10.0 (6)	9.7	9.9	9.5	9.8	10.0 (6)	9.8
Total risk based capital ratio	13.0 (6)	12.5	12.8	12.4	12.9	13.0 (6)	12.9
Number of common shares outstanding - basic	25,093,135	24,950,099	24,750,163	24,569,823	24,425,546	25,093,135	24,425,546
Number of common shares outstanding - diluted	25,673,841	25,342,883	25,267,803	25,077,520	25,059,823	25,673,841	25,059,823

ASSET QUALITY
Allowance for loan losses to loans held for investment	1.04%	0.92%	0.95%	0.93%	1.06%	1.04%	1.06%
Net charge-offs to average loans (5)	0.03	0.06	—	0.35	0.15	0.14	0.05
NPAs to total assets	0.13	0.09	0.07	0.08	0.40	0.13	0.40

(1)Interest income has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate. (2)Excludes provision for acquired non PCI FSG loans. (3)Excludes merger related expenses. (4)Excludes effect of servicing asset and acquisition related intangibles. (5)Annualized. (6)Amounts are estimates as of 12/31/16.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	December 31,	September 30,	December 31,
(in thousands, except share data)	2016	2016	2015
ASSETS
Cash and due from banks	$36,790	$44,563	$45,848
Interest-bearing deposits in banks	118,039	75,750	130,900
Other short-term investments	10,896	23,159	26,137
Cash and cash equivalents	165,725	143,472	202,885
Investment securities available-for-sale	347,705	348,484	346,221
Other investments	23,806	26,370	8,034
Loans held for sale	35,219	46,600	95,465
Loans held for investment	1,981,330	2,008,102	1,790,669
Less: allowance for loan losses	(20,595)	(18,534)	(18,905)
Loans, net	1,960,735	1,989,568	1,771,764
Branch premises held for sale	2,995	5,201	7,200
Premises and equipment, net	11,958	15,213	23,145
Bank owned life insurance	62,160	61,766	60,608
Goodwill and intangible assets, net	29,567	30,071	35,232
Other real estate owned	1,872	1,727	1,982
Other assets	85,507	92,772	86,244
Total assets	$2,727,249	$2,761,244	$2,638,780

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$643,471	$557,783	$544,561
Interest-bearing checking	264,062	260,531	232,868
Savings	27,932	29,658	28,922
Money market	912,493	974,072	875,441
Time	157,810	172,348	183,206
Brokered deposits	200,223	194,464	183,810
Deposits to be assumed in branch sale	31,589	—	213,410
Total deposits	2,237,580	2,188,856	2,262,218
Federal funds purchased and securities sold under agreements to repurchase	—	—	11,931
Federal Home Loan Bank borrowings	110,000	170,000	—
Long-term debt	49,366	49,324	49,197
Other liabilities	26,175	44,601	27,442
Total liabilities	2,423,121	2,452,781	2,350,788

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2016, September 30, 2016, and December 31, 2015	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 25,093,135, 24,950,099, and 24,425,546 shares issued and outstanding as of December 31, 2016, September 30, 2016, and December 31, 2015, respectively	292,747	290,835	286,367
Retained earnings	17,006	14,927	3,141
Accumulated other comprehensive income (loss)	(5,625)	2,701	(1,516)
Total shareholders’ equity	304,128	308,463	287,992
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,727,249	$2,761,244	$2,638,780

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended					Year ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
INTEREST INCOME
Loans, including fees	$20,363	$20,511	$20,282	$19,625	$16,688	$80,781	$44,562
Investment securities available-for-sale	1,477	1,293	1,327	1,601	1,224	5,698	3,301
Interest and dividends on other interest‑earning assets	467	491	507	273	328	1,738	1,104
Total interest income	22,307	22,295	22,116	21,499	18,240	88,217	48,967

INTEREST EXPENSE
Interest on deposits	1,929	1,956	1,841	1,673	1,355	7,399	3,618
Interest on Federal Home Loan Bank advances	234	133	147	44	7	558	290
Interest on federal funds purchased and securities sold under agreements to repurchase	38	37	87	67	10	229	79
Interest on long-term debt	828	815	832	810	841	3,285	858
Other	—	—	—	38	79	38	78
Total interest expense	3,029	2,941	2,907	2,632	2,292	11,509	4,923

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	19,278	19,354	19,209	18,867	15,948	76,708	44,044
Provision for loan losses	2,208	463	777	368	7,623	3,816	8,035
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,070	18,891	18,432	18,499	8,325	72,892	36,009

NONINTEREST INCOME
Service charges	1,327	1,270	1,392	1,498	1,265	5,487	2,613
Gains on sale of securities available-for-sale	—	—	11	33	—	44	10
Gains on sale of other assets	238	71	31	48	103	388	189
Mortgage income	499	632	447	339	163	1,917	163
Trust income	350	361	386	314	192	1,411	192
Derivatives income	346	69	98	65	89	578	304
Bank owned life insurance	395	424	398	393	365	1,610	2,159
SBA lending activities	599	959	1,204	880	904	3,642	2,910
TriNet lending activities	357	—	761	383	—	1,501	—
Gains on sale of branches	—	—	3,885	—	—	3,885	—
Other noninterest income	319	216	267	467	379	1,269	859
Total noninterest income	4,430	4,002	8,880	4,420	3,460	21,732	9,399

NONINTEREST EXPENSE
Salaries and employee benefits	10,505	10,059	10,420	10,555	9,661	41,539	24,098
Occupancy	995	1,235	1,274	1,100	907	4,604	2,170
Equipment and software	694	862	724	686	608	2,966	1,295
Professional services	968	442	760	748	1,020	2,918	1,610
Postage, printing and supplies	73	61	159	169	115	462	178
Communications and data processing	1,064	617	694	916	555	3,291	1,541
Marketing and business development	247	269	317	267	197	1,100	410
FDIC premiums	262	415	493	398	273	1,568	789
Merger and conversion costs	204	579	1,210	749	7,172	2,742	9,154
Amortization of intangibles	495	520	668	762	526	2,445	526
NPA/ORE expense	666	39	55	104	70	864	70
Other noninterest expense	1,838	2,198	2,169	1,812	2,135	8,017	4,092
Total noninterest expense	18,011	17,296	18,943	18,266	23,239	72,516	45,933

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	3,489	5,597	8,369	4,653	(11,454)	22,108	(525)
Provision for income taxes	1,410	1,889	3,222	1,722	(3,293)	8,243	794
NET INCOME (LOSS)	$2,079	$3,708	$5,147	$2,931	$(8,161)	$13,865	$(1,319)

Net income (loss) per common share‑basic	$0.08	$0.15	$0.21	$0.12	$(0.40)	$0.56	$(0.09)
Net income (loss) per common share‑diluted	$0.08	$0.15	$0.20	$0.12	$(0.40)	$0.55	$(0.09)

Weighted average shares - basic	25,027,304	24,891,822	24,644,755	24,485,900	20,494,895	24,763,522	15,283,437
Weighted average shares - diluted	25,407,728	25,260,280	25,158,694	24,993,597	21,004,577	25,186,680	15,663,865

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	December 31, 2016			September 30, 2016
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$70,304	$102	0.58%	$109,883	$158	0.57%
Other short-term investments	20,198	74	1.46	18,741	60	1.27
Investment securities:
Taxable investment securities	269,928	1,041	1.53	283,303	1,033	1.45
Non-taxable investment securities(1)	79,834	659	3.28	52,577	393	2.97
Total investment securities	349,762	1,700	1.93	335,880	1,426	1.69
Total loans	2,036,995	20,363	3.98	2,003,180	20,511	4.07
FHLB and FRB stock	20,954	291	5.52	17,192	273	6.32
Total interest-earning assets	2,498,213	22,530	3.59	2,484,876	22,428	3.59
Non-earning assets	224,231			233,120
Total assets	$2,722,444			$2,717,996
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,136,209	1,243	0.44	1,236,828	1,338	0.43
Time deposits	169,677	282	0.66	175,135	241	0.55
Brokered deposits	197,833	404	0.81	196,598	377	0.76
Total interest-bearing deposits	1,503,719	1,929	0.51	1,608,561	1,956	0.48
Total borrowings	235,608	272	0.46	157,957	170	0.43
Long-term debt	49,338	828	6.68	49,296	815	6.58
Total interest-bearing liabilities	1,788,665	3,029	0.67	1,815,814	2,941	0.64
Demand deposits	591,166			555,008
Other liabilities	34,025			40,532
Shareholders' equity	308,588			306,642
Total liabilities and shareholders' equity	$2,722,444			$2,717,996
Net interest spread			2.92%			2.95%
Net interest income and net interest margin(2)		$19,501	3.11%		$19,487	3.12%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended
	December 31, 2016		September 30, 2016
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$20,363	3.98%	$20,511	4.07%
Less: accretion of loan acquisition discounts	(571)		(576)
Core interest income on loans	$19,792	3.87%	$19,935	3.96%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$19,501	3.11%	$19,487	3.12%
Less:
Accretion of loan acquisition discounts	(571)		(576)
Accretion of time deposit premium	(142)		(170)
Net interest income / net interest margin excluding purchase accounting	$18,788	2.99%	$18,741	3.00%

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Year ended
	December 31, 2016			December 31, 2015
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$92,744	$583	0.63%	$65,093	$263	0.40%
Other short-term investments	23,134	318	1.37	49,014	652	1.33
Investment securities:
Taxable investment securities	310,815	4,755	1.53	161,597	3,179	1.97
Non-taxable investment securities(1)	46,239	1,427	3.09	4,199	185	4.41
Total investment securities	357,054	6,182	1.73	165,796	3,364	2.03
Total loans	1,986,482	80,781	4.07	1,192,103	44,562	3.74
FHLB and FRB stock	15,617	837	5.36	4,338	189	4.36
Total interest-earning assets	2,475,031	88,701	3.58	1,476,344	49,030	3.32
Non-earning assets	234,107			105,343
Total assets	$2,709,138			$1,581,687
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,170,879	4,889	0.42	745,777	2,840	0.38
Time deposits	208,800	936	0.45	58,133	150	0.26
Brokered deposits	207,543	1,574	0.76	140,416	628	0.45
Total interest-bearing deposits	1,587,222	7,399	0.47	944,326	3,618	0.38
Total borrowings	176,122	825	0.47	84,196	447	0.53
Total long-term debt	49,275	3,285	6.67	12,805	858	6.70
Total interest-bearing liabilities	1,812,619	11,509	0.63	1,041,327	4,923	0.47
Demand deposits	559,762			352,437
Other liabilities	35,314			17,248
Shareholders' equity	301,443			170,675
Total liabilities and shareholders' equity	$2,709,138			$1,581,687
Net interest spread			2.95%			2.85%
Net interest income and net interest margin(2)		$77,192	3.12%		$44,107	2.99%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 35%, reflecting the statutory federal income tax rate.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Year ended
	December 31, 2016		December 31, 2015
(dollars in thousands; taxable equivalent)	Amount	Yield	Amount	Yield

Reported interest income on loans	$80,781	4.07%	$44,562	3.74%
Less: accretion of loan acquisition discounts	(2,558)		(625)
Core interest income on loans	$78,223	3.94%	$43,937	3.54%

	Amount	Net Interest Margin	Amount	Net Interest Margin

Net interest income / net interest margin	$77,192	3.12%	$44,107	2.99%
Less:
Accretion of loan acquisition discounts	(2,558)		(625)
Accretion of time deposit premium	(854)		(241)
Net interest income / net interest margin excluding purchase accounting	$73,780	2.98%	$43,241	2.91%

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$4,302	$46,600	$29,061	$61,003	$59,995	$(42,298)	$(55,693)
Branch loans held for sale	30,917	—	—	34,288	35,470	30,917	(4,553)
Total loans held for sale	$35,219	$46,600	$29,061	$95,291	$95,465	$(11,381)	$(60,246)

Loans held for investment
Commercial loans:
Commercial and industrial	$531,061	$533,632	$508,516	$499,634	$467,083	$(2,571)	$63,978
Commercial real estate:
Multifamily	68,223	74,881	79,144	81,331	78,778	(6,658)	(10,555)
Owner occupied	352,523	337,277	351,419	333,172	320,656	15,246	31,867
Investment	438,032	451,125	431,633	429,094	446,979	(13,093)	(8,947)
Construction and land:
1-4 family residential construction	10,335	11,273	9,611	8,540	6,609	(938)	3,726
Other construction, development, and land	209,017	202,063	199,536	174,899	159,749	6,954	49,268
Mortgage warehouse loans	147,519	171,251	126,108	123,875	84,350	(23,732)	63,169
Total commercial loans	1,756,710	1,781,502	1,705,967	1,650,545	1,564,204	(24,792)	192,506

Residential:
Residential mortgages	101,921	100,046	103,313	106,433	110,381	1,875	(8,460)
Home equity	77,358	78,952	80,321	83,094	80,738	(1,594)	(3,380)
Total residential loans	179,279	178,998	183,634	189,527	191,119	281	(11,840)

Consumer	27,338	30,453	29,788	30,905	30,451	(3,115)	(3,113)
Other	21,565	20,736	28,168	20,925	6,901	829	14,664
	1,984,892	2,011,689	1,947,557	1,891,902	1,792,675	(26,797)	192,217
Less net deferred fees and other unearned income	(3,562)	(3,587)	(5,420)	(5,139)	(2,006)	25	(1,556)
Total loans held for investment	$1,981,330	$2,008,102	$1,942,137	$1,886,763	$1,790,669	$(26,772)	$190,661

Total loans	$2,016,549	$2,054,702	$1,971,198	$1,982,054	$1,886,134	$(38,153)	$130,415

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2016				2015
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Balance at beginning of period	$18,534	$18,377	$17,608	$18,905	$11,862
Provision for loan losses	2,134	463	777	368	7,623
Provision for PCI loan losses	74	—	—	—	—
Loans charged-off:
Commercial and industrial	—	(61)	(5)	(1,465)	—
Commercial real estate	24	(226)	—	(140)	(500)
Residential mortgages	—	—	(2)	—	—
Home equity	—	(9)	(23)	—	—
Consumer	(158)	(60)	(38)	(146)	(128)
Other	—	(5)	—	—	—
Total loans charged-off	(134)	(361)	(68)	(1,751)	(628)
Recoveries on loans previously charged‑off:
Construction and land	—	12	—	15	—
Commercial and industrial	—	2	—	2	—
Commercial real estate	(15)	20	—	—	—
Residential mortgages	—	5	—	—	—
Home equity	—	2	—	—	—
Consumer	2	12	60	69	48
Other	—	2	—	—	—
Total recoveries	(13)	55	60	86	48
Net charge-offs	(147)	(306)	(8)	(1,665)	(580)
Balance at period end	$20,595	$18,534	$18,377	$17,608	$18,905

Loans held for investment
PCI Loans	$15,253	$17,237	$19,733	$22,893	$24,349
Non-PCI Loans	1,966,077	1,990,865	1,922,404	1,863,870	1,766,320
	$1,981,330	$2,008,102	$1,942,137	$1,886,763	$1,790,669

Non-performing loans - PCI	$2,446	$2,348	$1,082	$911	$1,422

Non-performing loans - Non-PCI	$1,615	$792	$922	$566	$8,549
Foreclosed properties (OREO)	1,872	1,727	951	1,760	1,982
Total nonperforming assets	$3,487	$2,519	$1,873	$2,326	$10,531

Allowance for loan losses to loans	1.04%	0.92%	0.95%	0.93%	1.06%
Net charge-offs to average loans (1)	0.03	0.06	—	0.35	0.15
Nonperforming loans as a percentage of total loans(2)	0.08	0.04	0.05	0.02	0.45
Nonperforming assets as a percentage of total assets(2)	0.13	0.09	0.07	0.08	0.40

(1)Annualized (2)Excludes non-performing PCI loans

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Linked Quarter Change	Year Over Year Change

DDA	$643,471	$557,783	$592,043	$560,363	$544,561	$85,688	$98,910
NOW	264,062	260,531	231,091	215,176	232,868	3,531	31,194
Savings	27,932	29,658	30,839	29,788	28,922	(1,726)	(990)
Money Market	912,493	974,072	913,094	862,120	875,441	(61,579)	37,052
Time	157,810	172,348	178,615	187,750	183,206	(14,538)	(25,396)
Brokered	200,223	194,464	212,623	229,408	183,810	5,759	16,413
Deposits to be assumed in branch sale	31,589	—	—	197,857	213,410	31,589	(181,821)
Total Deposits	$2,237,580	$2,188,856	$2,158,305	$2,282,462	$2,262,218	$48,724	$(24,638)

Payments Clients	$347,833	$212,049	$295,440	$300,348	$261,102	$135,784	$86,731

Average Deposits(1)

	2016				2015	Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

DDA	$591,166	$555,008	$538,422	$554,547	$486,860	$36,158	$104,306
NOW	253,187	282,701	272,556	302,376	254,821	(29,514)	(1,634)
Savings	29,741	30,692	35,090	45,571	30,024	(951)	(283)
Money Market	853,281	923,435	865,447	769,369	730,582	(70,154)	122,699
Time	169,677	175,135	203,679	267,330	184,257	(5,458)	(14,580)
Brokered	197,833	196,598	220,098	216,490	199,748	1,235	(1,915)
Total Deposits	$2,094,885	$2,163,569	$2,135,292	$2,155,683	$1,886,292	$(68,684)	$208,593

Payments Clients	$211,000	$184,895	$176,474	$155,860	$198,539	$26,105	$12,461

Noninterest bearing deposits as a percentage of average deposits	28.2%	25.7%	25.2%	25.7%	25.8%
Cost of deposits	0.37%	0.36%	0.35%	0.31%	0.28%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016				2015	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2016	2015

Interest income reconciliation
Interest income - GAAP	$22,307	$22,295	$22,116	$21,499	$18,240	$88,217	$48,967
Taxable equivalent adjustment	223	133	74	54	30	484	63
Interest income - taxable equivalent	$22,530	$22,428	$22,190	$21,553	$18,270	$88,701	$49,030

Net interest income reconciliation
Net interest income - GAAP	$19,278	$19,354	$19,209	$18,867	$15,948	$76,708	$44,044
Taxable equivalent adjustment	223	133	74	54	30	484	63
Net interest income - taxable equivalent	$19,501	$19,487	$19,283	$18,921	$15,978	$77,192	$44,107

Operating provision for loan losses reconciliation
Provision for loan losses - GAAP	$2,208	$463	$777	$368	$7,623	$3,816	$8,035
Provision for acquired non PCI FSG loans	—	—	—	—	(6,764)	—	(6,764)
Operating provision for loan losses	$2,208	$463	$777	$368	$859	$3,816	$1,271

Operating noninterest income reconciliation
Noninterest income - GAAP	$4,430	$4,002	$8,880	$4,420	$3,460	$21,732	$9,399
Gain on sale of branches	—	—	(3,885)	—	—	(3,885)	—
Operating noninterest income	$4,430	$4,002	$4,995	$4,420	$3,460	$17,847	$9,399

Operating noninterest expense reconciliation
Noninterest expense - GAAP	$18,011	$17,296	$18,943	$18,266	$23,239	$72,516	$45,933
Merger-related expenses	(204)	(579)	(1,210)	(749)	(7,172)	(2,742)	(9,154)
Divestiture expenses	—	—	(305)	—	—	(305)	—
Operating noninterest expense	$17,807	$16,717	$17,428	$17,517	$16,067	$69,469	$36,779

Operating income before income taxes reconciliation
Income (loss) before income taxes - GAAP	$3,489	$5,597	$8,369	$4,653	$(11,454)	$22,108	$(525)
Taxable equivalent adjustment	223	133	74	54	30	484	63
Merger-related expenses	204	579	1,210	749	7,172	2,742	9,154
Divestiture expenses	—	—	305	—	—	305	—
Gain on sale of branches	—	—	(3,885)	—	—	(3,885)	—
Provision for acquired non PCI FSG loans	—	—	—	—	6,764	—	6,764
Operating income before income taxes	$3,916	$6,309	$6,073	$5,456	$2,512	$21,754	$15,456

Income tax reconciliation
Income tax expense - GAAP	$1,410	$1,889	$3,222	$1,722	$(3,293)	8,243	794
Taxable equivalent adjustment	223	133	74	54	30	484	63
Merger related expenses, tax benefit	78	223	467	289	2,769	1,057	3,529
Divestiture expenses, tax benefit	—	—	118	—	—	118	—

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016				2015	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2016	2015

Gain on sale of branches, tax expense	—	—	(1,500)	—	—	(1,500)	—
Provision for acquired non PCI FSG loans, tax benefit	—	—	—	—	2,611	—	2,611
Operating income tax expense	$1,711	$2,245	$2,381	$2,065	$2,117	$8,402	$6,997

Net income reconciliation
Net income - GAAP	$2,079	$3,708	$5,147	$2,931	$(8,161)	13,865	$(1,319)
Merger related expenses, net of income tax	126	356	743	460	4,403	1,685	5,625
Divestiture expenses, net of income tax	—	—	187	—	—	187	—
Gain on sale of branches, net of income tax	—	—	(2,385)	—	—	(2,385)	—
Provision for acquired non PCI FSG loans, net of income tax	—	—	—	—	4,153	—	4,153
Operating net income	$2,205	$4,064	$3,692	$3,391	$395	$13,352	$8,459

Diluted earnings per share reconciliation
Diluted earnings per share - GAAP	$0.08	$0.15	$0.20	$0.12	$(0.40)	$0.55	$(0.09)
Merger related expenses	0.01	0.01	0.03	0.02	0.42	0.06	0.63
Net gain on sale of branches	—	—	(0.08)	—	—	(0.08)	—
Diluted earnings per share - operating	$0.09	$0.16	$0.15	$0.14	$0.02	$0.53	$0.54

Book value per common share reconciliation
Total shareholders’ equity	$304,128	$308,463	$304,066	$294,652	$287,992	$304,128	$287,992
Intangible assets	(29,567)	(30,071)	(31,674)	(33,914)	(35,232)	(29,567)	(35,232)
Total tangible common equity	$274,561	$278,392	$272,392	$260,738	$252,760	$274,561	$252,760
Common shares outstanding	25,093,135	24,950,099	24,750,163	24,569,823	24,425,546	25,093,135	24,425,546
Book value per common share - GAAP	12.12	12.36	12.29	11.99	11.79	12.12	11.79
Tangible book value	10.94	11.16	11.01	10.61	10.35	10.94	10.35

Return on average equity reconciliation
Net income - GAAP	$2,079	$3,708	$5,147	$2,931	$(8,161)	$13,865	$(1,319)
Merger related expenses, net of income tax	126	356	743	460	4,403	1,685	5,625
Divestiture expenses, net of income tax	—	—	187	—	—	187	—
Gain on sale of branches, net of income tax	—	—	(2,385)	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	—	—	4,153	—	4,153
Operating net income	$2,205	$4,064	$3,692	$3,391	$395	$13,352	$8,459
Average shareholders' equity	308,588	306,642	299,170	291,806	246,842	301,443	170,675
Return on average equity - GAAP	2.69%	4.84%	6.88%	4.02%	(13.22)%	4.60%	(0.77)%
Return on average equity - operating	2.86	5.30	4.94	4.65	0.64	4.43	4.96

Return on average assets reconciliation
Net income - GAAP	$2,079	$3,708	$5,147	$2,931	$(8,161)	$13,865	$(1,319)
Merger related expenses, net of income tax	126	356	743	460	4,403	1,685	5,625
Divestiture expenses, net of income tax	—	—	187	—	—	187	—
Gain on sale of branches, net of income tax	—	—	(2,385)	—	—	(2,385)	—
Provision for acquired FSG loans, net of income tax	—	—	—	—	4,153	—	4,153
Operating net income	$2,205	$4,064	$3,692	$3,391	$395	$13,352	$8,459
Average assets	2,722,444	2,717,996	2,718,110	2,620,750	2,248,614	2,709,138	1,581,687
Return on average assets - GAAP	0.31%	0.55%	0.76%	0.45%	(1.45)%	0.51%	(0.08)%

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except share and per share data)	2016				2015	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2016	2015

Return on average assets - operating	0.32	0.60	0.54	0.52	0.07	0.49	0.53

Efficiency ratio reconciliation
Noninterest income - GAAP	$4,430	$4,002	$8,880	$4,420	$3,460	$21,732	$9,399
Gain on sale of branches	—	—	(3,885)	—	—	(3,885)	—
Operating noninterest income	$4,430	$4,002	$4,995	$4,420	$3,460	$17,847	$9,399
Noninterest expense - GAAP	$18,011	$17,296	$18,943	$18,266	$23,239	$72,516	$45,933
Merger-related expenses	(204)	(579)	(1,210)	(749)	(7,172)	(2,742)	(9,154)
Divestiture expenses	—	—	(305)	—	—	(305)	—
Operating noninterest expense	$17,807	$16,717	$17,428	$17,517	$16,067	$69,469	$36,779
Net interest income	19,278	19,354	19,209	18,867	15,948	76,708	44,044
Efficiency ratio	75.11%	71.57%	72.00%	75.22%	82.79%	73.47%	68.82%

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$304,128	$308,463	$304,066	$294,652	$287,992	$304,128	$287,992
Intangible assets	(29,567)	(30,071)	(31,674)	(33,914)	(35,232)	(29,567)	(35,232)
Total tangible common equity	$274,561	$278,392	$272,392	$260,738	$252,760	$274,561	$252,760

Total assets	$2,727,249	$2,761,244	$2,807,822	$2,724,669	$2,638,780	$2,727,249	$2,638,780
Intangible assets	(29,567)	(30,071)	(31,674)	(33,914)	(35,232)	(29,567)	(35,232)
Total tangible assets	$2,697,682	$2,731,173	$2,776,148	$2,690,755	$2,603,548	$2,697,682	$2,603,548
Tangible common equity to tangible assets	10.18%	10.19%	9.81%	9.69%	9.71%	10.18%	9.71%

Deposits excluding deposits to be assumed in branch sales
Total deposits	$2,237,580	$2,188,856	$2,158,305	$2,282,462	$2,262,218	$2,237,580	$2,262,218
Deposits to be assumed in branch sales	31,589	—	—	197,857	213,410	31,589	213,410
Deposits excluding deposits to be assumed in branch sales	$2,205,991	$2,188,856	$2,158,305	$2,084,605	$2,048,808	$2,205,991	$2,048,808